UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2019

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Kforce Inc.
Exact name of registrant as specified in its charter

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Florida	000-26058	59-3264661
State or other jurisdiction of incorporation	Commission File Number	IRS Employer Identification No.

1001 East Palm Avenue, Tampa, Florida 33605
Address of principal executive offices Zip Code
Registrant’s telephone number, including area code: (813) 552-5000

N/A
Former name or former address, if changed since last report

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 31, 2019, Howard W. Sutter informed Kforce Inc. (the “Firm”) that due to his long tenure as a member of the Board of Directors and consistent with the Firm’s efforts to refresh its Board of Directors, he would not stand for re-election as a Class I Director at the Firm’s 2019 annual shareholders’ meeting (the “2019 Annual Meeting”). Mr. Sutter will continue to serve as a Class I Director until the 2019 Annual Meeting. Mr. Sutter's decision to not stand for re-election was not the result of any disagreements with the Board of Directors, management or the Firm.
Because of Mr. Sutter’s decision not to stand for re-election, the Firm would have an unbalanced Board of Directors (two Class I directors, four Class II directors and four Class III directors), which is not permitted under Florida law. Accordingly, to rectify this potential issue, Randall A. Mehl has resigned as a Class III director effective immediately prior to the 2019 Annual Meeting. He will stand for election as a Class I Director at the 2019 Annual Meeting.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KFORCE INC.
(Registrant)

February 6, 2019	By:	/s/ DAVID M. KELLY
David M. Kelly,
Senior Vice President, Chief Financial Officer
(Principal Financial Officer)

KFORCE INC.
(Registrant)

February 6, 2019	By:	/s/ JEFFREY B. HACKMAN
Jeffrey B. Hackman,
Senior Vice President, Finance & Accounting
(Principal Accounting Officer)